                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                    by Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         GUILFORD PHARMACEUTICALS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(*)

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     (*) Set forth the amount on which the filing fee is calculated and state how it was determined.

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   NOTICE OF
                                 ANNUAL MEETING
                              AND PROXY STATEMENT

                         Guilford Pharmaceuticals Inc.
                         Annual Meeting of Stockholders

                                  May 16, 2000

                             6611 Tributary Street
                           Baltimore, Maryland 21224

                                                 [GUILFORD PHARMACEUTICALS INC.]

                                [Guilford Logo]
--------------------------------------------------------------------------------

Craig R. Smith, M.D.                               Guilford Pharmaceuticals Inc.
Chairman of the Board                              6611 Tributary Street
and Chief Executive Officer                            Baltimore, Maryland 21224

                                                                  April 14, 2000
Dear Stockholder:

     I'd like to invite you to attend our annual meeting of stockholders, which we will hold on May 16, 2000, at 10:00 a.m. (Eastern Time) at the Company's facilities at 6411 Beckley Street, Baltimore, Maryland. We have enclosed a copy of our 1999 annual report to stockholders for your review.

     At the meeting, I will review our 1999 performance, discuss our plans for 2000, and answer questions you and other stockholders may have about our company. In addition, you and our other stockholders will vote on the following business matters:

     - the annual election of directors, and

     - the selection of KPMG LLP as our independent auditors for 2000.

     We've enclosed a proxy card that lists all matters that require your vote. PLEASE COMPLETE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE PRE-ADDRESSED, POSTAGE PAID ENVELOPE PROVIDED. This will allow your shares to be voted whether or not you plan to attend the meeting. If you plan to attend the meeting, please check the box on your proxy card.

     The facility is handicapped accessible. In addition, if you need any other special accommodations, please indicate them on your proxy card.

     Thank you for your continued support of Guilford Pharmaceuticals Inc.

     Sincerely,

     [Craig R. Smith Signature]
     Craig R. Smith, M.D.
     Chairman and Chief Executive Officer

                         GUILFORD PHARMACEUTICALS INC.
                             6611 TRIBUTARY STREET
                           BALTIMORE, MARYLAND 21224

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 16, 2000

     We will hold our annual meeting of stockholders on TUESDAY, MAY 16, 2000 at 10:00 a.m. (Eastern Time) at the Company's facilities at 6411 Beckley Street, Baltimore, Maryland. The meeting is being held for the following purposes:

     1. To elect eight directors to serve on our board for the next year and until their successors are elected and qualified;

     2. To ratify the selection of KPMG LLP as our independent auditors for 2000; and

     3. To transact such other business as may properly come before the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

     We discuss the above business matters in more detail in the attached Proxy Statement.

     Common stockholders of record at the close of business on March 24, 2000 will be entitled to vote at the meeting.

                                            /s/ THOMAS C. SEOH

                                            Thomas C. Seoh
                                            Senior Vice President, General
                                            Counsel & Secretary
Baltimore, Maryland
April 14, 2000

                         GUILFORD PHARMACEUTICALS INC.
                                PROXY STATEMENT

                               TABLE OF CONTENTS

Frequently Asked Questions..................................        3
Business Matters to Be Voted On.............................        7
Board of Directors..........................................        8
          Nominees for the Board of Directors...............        8
          Board Committees..................................       11
          Attendance at Board and Committee Meetings........       12
          Directors' Compensation...........................       13
          Section 16(a) Beneficial Ownership Reporting
            Compliance......................................       14
Beneficial Ownership of Common Stock........................       15
Executive Compensation......................................       17
          Summary Compensation Table........................       17
          Option Grants.....................................       18
          Options Exercises and Holdings....................       19
          Employment Agreements.............................       19
          401(k) Retirement Savings Plan....................       20
          Employee Share Option and Restricted Share
            Plans...........................................       20
          Key Person Life Insurance.........................       21
          Compensation Committee Interlocks and Insider
            Participation...................................       21
Certain Relationships and Related Party Transactions........       21
Compensation Committee Report on Executive Compensation.....       22
Stock Performance Chart.....................................       26

                           FREQUENTLY ASKED QUESTIONS
                           -------------------------

Q:  WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING AND HOW MANY VOTES DO THEY
    HAVE?

     A: Common stockholders of record at the close of business on March 24, 2000 may vote at the meeting. Each share has one vote. There were 23,647,402 shares of common stock outstanding on that date.
                           -------------------------

Q: WHEN ARE THE ANNUAL REPORT TO STOCKHOLDERS AND THIS PROXY FIRST BEING SENT TO STOCKHOLDERS?

     A: The annual report to stockholders and this proxy statement are being sent to stockholders beginning on or about April 14, 2000.
                           -------------------------

Q:  WHAT AM I VOTING ON?

     A:  1. Election of eight directors.

         2. Ratification of KPMG LLP as our independent auditors.

         3. Any other business that properly comes before the meeting for a vote.
                           -------------------------

Q:  HOW DO I VOTE?

     A: You must be present, or represented by proxy, at the annual meeting in order to vote your shares. Since many of our stockholders are unable to attend the meeting in person, we send proxy cards to all of our stockholders.
                           -------------------------

Q:  WHAT IS A PROXY?

     A: A proxy is a person you appoint to vote on your behalf. Proxies are solicited so that all common shares may be voted at the annual meeting. You must complete and return the enclosed proxy card to have your shares voted by proxy.
                           -------------------------

Q:  BY COMPLETING AND RETURNING THE PROXY CARD, WHO AM I DESIGNATING AS MY
    PROXY?

     A: You will be designating: Craig R. Smith, M.D. (Chairman of the Board and Chief Executive Officer), Andrew R. Jordan (Senior Vice President and Chief Financial Officer) and Thomas C. Seoh (Senior Vice President, General Counsel and Secretary) as your proxies.
                           -------------------------

Q:  HOW WILL MY PROXY VOTE MY SHARES?

     A: Your proxy will vote according to the instructions you mark on your proxy card. If you complete and return your proxy card but do not indicate your vote on the business matters, your proxy will vote "FOR" Items 1 and 2. Also, your proxy is authorized to vote, using his best judgment, on any other business that properly comes before the meeting.
                           -------------------------

Q:  HOW DO I REVOKE MY PROXY?

     A: You may revoke your proxy at any time before your shares are voted at the annual meeting by:

         - notifying our Corporate Secretary, Thomas C. Seoh, in writing at 6611 Tributary Street, Baltimore, Maryland 21224, that you are revoking your proxy;

         - executing a later dated proxy card; or

         - attending the annual meeting and voting by ballot.
                           -------------------------

Q:  HOW DO I VOTE USING MY PROXY CARD?

     A:  There are three steps.

     1.  Vote on each of the business matters as follows:

        - ITEM 1. THE ELECTION OF EIGHT DIRECTORS. The names of all the directors to be elected are listed on your proxy card. You have three options:

           - OPTION 1. To vote for all directors, you check the box marked
             "FOR."

           - OPTION 2. To vote for some of the directors and against the rest, you should write the names of the directors you do NOT want to vote for in the space provided on the proxy card. You should NOT check the box marked "FOR."

           - OPTION 3. To abstain from voting for all directors (that is, not vote for or against any of the directors), you check the box marked "WITHHOLD AUTHORITY."

        - ITEM 2. RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2000.

          You check the box "FOR," or "AGAINST," or "ABSTAIN" (to cast no vote).

     2. Sign and date your proxy card. IF YOU DO NOT SIGN YOUR PROXY CARD, YOUR SHARES CANNOT BE VOTED.

     3.  Mail your proxy card in the pre-addressed, postage paid envelope.

    REMEMBER TO CHECK THE BOX ON YOUR PROXY CARD IF YOU PLAN TO ATTEND THE ANNUAL MEETING.
                           -------------------------

Q: WHAT IS A QUORUM OF STOCKHOLDERS, AND HOW MANY VOTES DOES IT TAKE TO PASS EACH BUSINESS MATTER?

     A: A quorum is the presence at the annual meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast. Since on March 24, 2000, there were 23,647,402 shares of common stock outstanding, 11,823,702 shares constitute a quorum.

         Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum.

         Assuming that a quorum of stockholders is present at the meeting:

         - the affirmative vote of a majority of all the votes cast at the meeting is needed to ratify the selection of our independent auditors; and

         - those directors who receive a plurality of the votes cast at the meeting will be elected, meaning those individuals nominated for the eight directorships who receive the highest number of votes cast, even if less than a majority of the votes cast.

           Broker non-votes, abstentions and withhold-authority votes DO NOT COUNT as votes cast.
                           -------------------------

Q:  WHY MIGHT I RECEIVE MORE THAN ONE PROXY CARD?

     A: First, you may have various accounts with us that are registered differently, perhaps in different names or different social security or federal tax identification numbers. Second, you may own shares indirectly through one or more brokers. Each of your brokers will send you a proxy card for these shares. You should vote on EACH PROXY CARD you receive and mail it to the address shown on the proxy card.
                           -------------------------

Q:  CAN I VOTE BY PROXY EVEN IF I PLAN TO ATTEND THE ANNUAL MEETING?

     A: Yes. If you vote by proxy, you do not need to fill out a ballot at the annual meeting, unless you want to change your vote.
                           -------------------------

Q: WHEN IS THE DEADLINE FOR STOCKHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN OUR PROXY STATEMENT FOR OUR 2001 ANNUAL MEETING?

     A: You must submit your proposal in writing to our Corporate Secretary, Thomas C. Seoh, at 6611 Tributary Street, Baltimore, Maryland 21224, so that he receives it by December 15, 2000. Proposals will not be accepted by facsimile.
                           -------------------------

Q: WHEN MAY GUILFORD MANAGEMENT USE ITS DISCRETIONARY VOTING AUTHORITY TO VOTE PROXIES ON A STOCKHOLDER PROPOSAL SUBMITTED FOR CONSIDERATION AT OUR 2001 ANNUAL MEETING?

     A: Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, if we do not receive advance notice of a stockholder proposal to be raised at our Annual Meeting for 2001 in accordance with the requirements of our company by-laws, our management may use its discretionary voting authority to vote management proxies on the stockholder proposal.

         Our by-laws provide that written notice of a stockholder proposal must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices at least 45 days before the date on which we mailed notice of the annual meeting of stockholders and proxy materials for the previous year's annual meeting of stockholders. Assuming that next year's Annual Meeting is to be held within 30 days of May 16, 2001, in order for a stockholder proposal to be properly brought before the 2001 Annual Meeting, we need to have received notice of the proposal no later than February 28, 2001. As we mentioned above, the deadline for stockholder proposals to be considered for inclusion in our proxy statement for our 2001 annual meeting is December 15, 2000.

         If our 2001 Annual Meeting is not held within 30 days of May 16, 2001, however, in order for a stockholder proposal to be properly brought before the 2001 Annual Meeting, our by-laws provide that we must receive the stockholder's notice of the proposal no later than the close of business on the 10th day following the day on which we mail or make public disclosure of the date of the 2001 Annual Meeting.

                        BUSINESS MATTERS TO BE VOTED ON

ITEM 1.  ELECTION OF DIRECTORS.

     Our entire board of directors is elected each year at the annual meeting. Directors serve for one year and until a successor director is elected and qualified. Except for Ronald M. Nordmann, all of the nominees were elected directors at the 1999 annual meeting. On April 13, 2000, the board adopted resolutions recommending to the shareholders that Mr. Nordmann be elected at the annual meeting to join the board, and amending the by-laws of the company to expand the board from seven to eight members to accommodate the addition of Mr. Nordmann, should he be elected. Each of the nominated directors agrees to serve if elected. However, if for some reason one or more of them is unable to accept nomination or election, we intend to vote proxies for the election of a nominee or nominees designated by the board of directors, unless the board reduces the total number of directors on the board or decides to fill the vacant position at a later time. Biographical information for each of the nominees and other information about them is presented beginning on page 8.

ITEM 2. RATIFICATION OF OUR SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2000.

     KPMG LLP, certified public accountants, have been our independent auditors since our inception in 1993. A member of their firm will be at the annual meeting and will have the opportunity to make a statement and answer appropriate questions.

     KPMG audited our 1999 consolidated financial statements. As part of their audit function, they also reviewed our 1999 annual report to stockholders and various filings with the Securities and Exchange Commission.

     The audit committee of the board of directors reviewed the non-audit services provided by KPMG during 1999 and concluded that these services do not affect KPMG's independence as our auditors.

     If you do not approve the appointment of KPMG as independent public auditors for 2000, we will consider this adverse vote as a direction to our board of directors to consider the selection of other auditors for 2001. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, we contemplate that their appointment for 2000 will be permitted to stand unless our board finds other good reason for making a change.

ITEM 3.  OTHER BUSINESS MATTERS.

     The board of directors is not aware of any other business matters to be presented for action at the annual meeting. However, if any other matters come before the meeting, your proxy holders intend to vote or act in accordance with their best judgment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

                               BOARD OF DIRECTORS

NOMINEES FOR THE BOARD OF DIRECTORS

     Below we set out brief biographical descriptions for each of our eight nominated directors:

Craig R. Smith, M.D..................  Chairman of the Board of Directors, President and
  Age 54                               Chief Executive Officer and member of the Science
                                       Committee.
                                       Dr. Smith joined Guilford as a director at
                                       Guilford's inception in July 1993. Dr. Smith was
                                       elected president and chief executive officer in
                                       August 1993 and was elected chairman of the board
                                       January 1994. Prior to joining Guilford, Dr.
                                       Smith was senior vice president for business and
                                       market development at Centocor, Inc. (a
                                       biotechnology company). Dr. Smith joined Centocor
                                       in 1988 as vice president of clinical research
                                       after serving on the faculty of the Department of
                                       Medicine at Johns Hopkins Medical School for 13
                                       years. Dr. Smith received his M.D. from the State
                                       University of New York at Buffalo in 1972 and
                                       received training in Internal Medicine at Johns
                                       Hopkins Hospital from 1972 to 1975. Dr. Smith is
                                       a member of the board of directors of CellGate,
                                       Inc., a privately held biopharmaceutical company
                                       of which Richard L. Casey, a director of the
                                       Company, is the chief executive officer and
                                       chairman of the board of directors.
Richard L. Casey.....................  Director and Chairman of the Audit Committee.
  Age 53
                                       Mr. Casey has been a director since Guilford's
                                       inception in July 1993 and served as chairman of
                                       the board from inception through December 1993.
                                       Mr. Casey is chief executive officer and chairman
                                       of the board of directors of CellGate, Inc,
                                       positions he has held since January 2000. Mr.
                                       Casey retired as chairman of the board and chief
                                       executive officer of Scios Inc. (a biopharma-
                                       ceutical company) in September 1998. He joined
                                       Scios in December 1987 as president and chief
                                       executive officer and served as a director of
                                       Scios until his retirement in September 1998. Mr.
                                       Casey was elected chairman of the board of Scios
                                       in November 1992 and held that position until his
                                       retirement. Mr. Casey has over 20 years'
                                       experience in the pharmaceutical industry and has
                                       served in various positions with ALZA Corpo-
                                       ration, Syntex Medical Diagnostics and Eli Lilly
                                       and Company. Mr. Casey serves on the boards of
                                       directors of SYNSORB Biotech Inc. and NEXELL
                                       Therapeutics, Inc.

Solomon H. Snyder, M.D...............  Director, member of the Audit Committee and
  Age 61                               Chairman of the Science Committee, and consultant
                                       to Guilford.
                                       Dr. Snyder has been a Guilford director since
                                       Guilford's inception in July 1993 and a
                                       consultant of ours since August 1993. Dr. Snyder
                                       received his M.D. in 1962 from Georgetown Medical
                                       School, trained as a research associate with
                                       Julius Axelrod at the National Institute of
                                       Mental Health and completed his Psychiatry Resi-
                                       dency at Johns Hopkins Hospital. He is presently
                                       director of the Department of Neuroscience at
                                       Johns Hopkins Medical School and Distinguished
                                       Service Professor of Neuroscience, Pharmacology
                                       and Molecular Sciences, and Psychiatry. Dr.
                                       Snyder has received a number of awards including
                                       the Albert Lasker Award in Basic Biomedical
                                       Research, the Wolf Prize and the Bower Award. He
                                       is a member of the U.S. National Academy of
                                       Sciences, the Institute of Medicine and the
                                       American Academy of Arts and Sciences. Dr. Snyder
                                       is a director of Scios.
W. Leigh Thompson, M.D., Ph.D........  Director and member of the Compensation Committee
  Age 61                               and Science Committee.
                                       Dr. Thompson has been a Guilford director since
                                       April 1995. Dr. Thompson joined Eli Lilly in 1982
                                       and was appointed executive vice president for
                                       research in 1991 and chief scientific officer in
                                       1993. Dr. Thompson retired from Eli Lilly in
                                       December 1994 and is president and chief
                                       executive officer of Profound Quality Resources,
                                       Ltd. (an independent consulting firm advising
                                       clients in the pharmaceutical industry). Dr.
                                       Thompson is a director of DepoMed, Inc., Inspire
                                       Pharmaceuticals, Inc., La Jolla Pharmaceutical
                                       Co., Maret Pharmaceuticals, Ontogeny, Inc.,
                                       Ophidian Pharmaceuticals, Inc., Orphan Medical,
                                       Inc., Tanabe Research Laboratories Inc. and
                                       Bioanalytical Systems, Inc.
Elizabeth M. Greetham................  Director and member of the Compensation
  Age 50                               Committee.
                                       Ms. Greetham has been a Guilford director since
                                       November 1995. From 1992 to 1999, Ms. Greetham
                                       was portfolio manager of WPG Life Sciences Fund,
                                       L.P. and WPG Institutional Life Sciences Fund,
                                       L.P., and since 1990 she had been involved in
                                       health care investments for institutional, growth
                                       and individual high net worth accounts at Weiss,
                                       Peck & Greer, L.L.C. Since June 1999, Ms.
                                       Greetham has been Chief Financial Officer of Drug
                                       Abuse Sciences, Inc. She is a member of the
                                       boards of directors of Pathogenesis

                                       Corp., Sangstat Medical Corp. and Drug Abuse
                                       Sciences, Inc.
George L. Bunting, Jr................  Director and Chairman of the Compensation
  Age 59                               Committee.
                                       Mr. Bunting has been a Guilford director since
                                       May 1996. Mr. Bunting is president and chief
                                       executive officer of Bunting Management Group, a
                                       position he has held since July 1991. He formerly
                                       served as chairman of the board and chief
                                       executive officer of the Noxell Corporation (a
                                       Procter & Gamble Company as of November 1989).
                                       Mr. Bunting joined Noxell Corporation in 1966 as
                                       a product manager. In 1968, he was elected to the
                                       board of directors of Noxell. In March 1970, he
                                       was elected to the position of executive vice
                                       president and served as president and chief
                                       executive officer from November 1973 until April
                                       1986, when he became chairman and chief executive
                                       officer. Mr. Bunting is a director of Crown
                                       Central Petroleum Corporation, Mercantile
                                       Bankshares Corporation, Baltimore Equitable
                                       Insurance Company and Mercantile Safe Deposit and
                                       Trust Company. He served as chairman of the Johns
                                       Hopkins University, Johns Hopkins Health System,
                                       and Johns Hopkins Hospital from 1994 until 1998
                                       and for Johns Hopkins Medicine from 1996 until
                                       1998. Mr. Bunting continues to serve as a trustee
                                       for these institutions.
Joseph ("Skip") Klein, III...........  Director and member of the Audit Committee.
  Age 39
                                       Mr. Klein has been a Guilford director since
                                       August 1998. Mr. Klein is currently Senior Vice
                                       President, Strategy for CareInsite, Inc. Mr.
                                       Klein also currently serves as Vice President,
                                       Strategy for Medical Manager Corporation. Mr.
                                       Klein had been a health care analyst with The
                                       Kaufmann Fund (an emerging growth mutual fund)
                                       since June 1998. Previously, he served as an
                                       investment consultant from April 1998 until June
                                       1998. Mr. Klein was employed at T. Rowe Price
                                       Associates (an investment management firm) from
                                       December 1988 until March 1998, for a time as a
                                       portfolio manager and chairman of the investment
                                       advisory committee of T. Rowe Price Associates
                                       and also as a vice president and health care
                                       investment analyst. He holds an M.B.A. from the
                                       Stanford Graduate School of Business and a B.A.
                                       in economics from Yale University. Mr. Klein is a
                                       director of NPS Pharmaceuticals, Inc. and
                                       Synbiotics Corp.

Ronald M. Nordmann...................  Director
  Age 58
                                       Mr. Nordmann is currently a private investor.
                                       From 1994 until January 2000, Mr. Nordmann was a
                                       partner at Deerfield Management, a health care
                                       investment management firm where he served as a
                                       portfolio manager of a $1.2 billion health care
                                       sector fund. Prior to joining Deerfield
                                       Management, Mr. Nordmann was the Managing
                                       Director and Senior Health Care Analyst at Paine
                                       Webber Incorporated (a broker dealer) for
                                       approximately nine years. Mr. Nordmann has over
                                       25 years experience in investment management
                                       specializing in the pharmaceutical industry. He
                                       received his B.A. in Business and Industrial
                                       Management from The Johns Hopkins University in
                                       1963 and his MBA in Finance and Marketing from
                                       Fairleigh Dickinson University in 1966. Mr.
                                       Nordmann serves on the board of directors of
                                       Shire Pharmaceuticals Group plc.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

BOARD COMMITTEES

     Our board had three standing committees: a compensation committee, an audit committee and a science committee.

     Compensation Committee. The compensation committee has three members and serves the functions set forth in the following table.

                                                                             NO. OF
             NAME OF                                                        MEETINGS
  COMPENSATION COMMITTEE MEMBERS     COMPENSATION COMMITTEE FUNCTIONS       IN 1999
  George L. Bunting, Jr.            - fixes compensation of the chief          2
                                      executive officer
  W. Leigh Thompson, M.D., Ph.D.
                                    - reviews and approves executive
  Elizabeth M. Greetham               compensation
                                    - prepares annual report to
                                      stockholders on executive
                                      compensation practices
                                    - administers employee stock
                                      option and restricted share plans
                                      and such other plans as we may
                                      adopt from time to time
                                    - approves and establishes
                                      policies with regard to company
                                      salary, incentive, equity and
                                      other compensation programs

     Audit Committee. The audit committee has three members and serves the functions set forth in the following table. None of the directors on the audit committee has ever been employed by Guilford.

                                                                            NO. OF
          NAME OF                                                          MEETINGS
  AUDIT COMMITTEE MEMBERS            AUDIT COMMITTEE FUNCTIONS              IN 1999
  Richard L. Casey           - recommends action to the board on the           3
                               appointment or discharge of the
  Solomon H. Snyder, M.D.      independent auditing firm
  Joseph Klein, III          - reviews the proposed scope of the
                               annual audit and estimated fees
                             - reviews any major new accounting
                               policies or changes to existing ones
                             - reviews with the independent auditors
                               their annual audit report and our
                               quarterly and annual financial
                               statements
                             - consults with auditors and our internal
                               accounting staff on their appraisals of
                               the strengths and limitations of our
                               accounting personnel, internal
                               accounting controls and systems, and
                               other factors pertinent to the
                               integrity of our published financial
                               reports
                             - reviews the annual letter from the
                               independent auditors on internal
                               accounting controls
                             - reviews and approves other services and
                               fees of independent auditors

     Science Committee. The science committee has three members and serves the functions set forth in the following table.

                                                                             NO. OF
             NAME OF                                                        MEETINGS
    SCIENCE COMMITTEE MEMBERS          SCIENCE COMMITTEE FUNCTIONS          IN 1999
  Solomon H. Snyder, M.D.           - engages consultants to advise            1
                                      the committee in its review of the
  Craig R. Smith, M.D.                Company's research and
                                      development programs
  W. Leigh Thompson, M.D., Ph.D.
                                    - conducts peer review of the
                                      Company's research and
                                      development projects
                                    - advises the president and chief
                                      executive officer of the Company
                                      regarding future research and
                                      development efforts

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During 1999, our board held six meetings. All of our directors attended at least 75% of these meetings as well as meetings of the committees on which they serve, except that Solomon H. Snyder, M.D. did not attend the initial meeting of the Science Committee which was held in 1999.

DIRECTORS' COMPENSATION

     At its meeting on August 17, 1999 (the "August Meeting"), our board of directors increased the compensation of all non-employee directors from an annual retainer of $10,000 and $1,500 for each board meeting attended to an annual retainer of $12,500 and $1,500 for each board meeting attended. The board also set compensation for members of the Audit Committee and Compensation Committee at $500 for each meeting attended. Also at the August Meeting, the board created a Science Committee and set compensation at $5,000 for each meeting attended. We do not pay directors who are also employees of Guilford (currently only Dr. Smith) for serving on the board or any committee thereof. In addition, Dr. Snyder has a consulting agreement with Guilford (see the Section entitled "Certain Relationships and Related Party Transactions" beginning on page 21), and, except as described below, does not receive any compensation for his service on the board or any committee thereof.

     We reimburse each director, whether an employee or not, for expenses of attending board and committee meetings.

     In 1994, we adopted the Directors' Stock Option Plan (the "1994 Plan") to attract individuals to serve as outside directors. Under the 1994 Plan, each eligible director received an option to purchase 30,000 shares of our common stock at the time he or she initially began serving on the board. Thereafter, each eligible director receives additional options to purchase 7,500 shares of our common stock, immediately following each of the next four annual elections of directors so long as he or she has served on the board for at least one full year and continues to serve as a director on the grant date. Directors may exercise these options for up to one-half of the shares covered on the first anniversary of the date of the grant. The remaining 50% vest on the second anniversary date. Once vested, directors may exercise these options for up to 10 years from the initial option grant date. Dr. Snyder and Mr. Casey did not participate in the 1994 Plan.

     At the August Meeting, it was determined that those current non-employee directors who receive annual stock option grants under the 1994 Plan would continue to receive annual grants under the 1994 Plan in accordance with its terms, and after reaching the applicable limits under the 1994 Plan, will, so long as each remains a director of the Company, receive annual grants of stock options to purchase 7,500 shares of our common stock under the terms of our 1998 Employee Share Option and Restricted Share Plan (the "1998 Plan") immediately following re-election to the Board at the annual meeting of stockholders of Guilford. Directors may exercise these options for up to one-half of the shares covered on the first anniversary of the date of the grant. The remaining 50% vest on the second anniversary date. Once vested, directors may exercise these options for up to 10 years from the initial option grant date.

     In addition, at the August Meeting, we granted stock options under the 1998 Plan to purchase 7,500 shares of our common stock to each of Dr. Snyder and Mr. Casey. Dr. Snyder and Mr. Casey may exercise these options for up to one-half of the shares covered on the first anniversary of the date of the grant. The remaining 50% vest on the second anniversary date. Once vested, Dr. Snyder and Mr. Casey may exercise these options for up to 10 years from the initial option grant date. Dr. Snyder and Mr. Casey will also be eligible, so long as they remain directors of Guilford, to receive annual grants of stock options to purchase 7,500 shares of our common stock under the 1998 Plan immediately following re-election to the board of directors at the annual meeting of stockholders of Guilford, on the same terms extended to other non-employee directors. Dr. Smith, as an employee-director, does not receive stock option grants for serving as a director of Guilford, although he is eligible to receive stock options as an employee of Guilford.

     Options we issue under the 1994 Plan and 1998 Plan are considered "non-qualified" stock options for tax purposes, meaning that directors may be subject to certain federal and state taxes at the time they exercise these options. The exercise price of options we grant under the 1994 Plan and 1998 Plan is equal to the closing price of our stock (as reported on the NASDAQ Stock Market) on the day immediately prior to the date we grant the options.

     A director may also transfer these options to his or her spouse, children or grandchildren (and certain trusts for the benefit of these family members or partnerships in which such family members are the only partners) so long as he or she receives no payment for that transfer. In addition, these immediate family members (or their trusts or partnerships) may transfer options among themselves so long as no amounts are paid for these transfers. A director may also transfer these options following his or her death by will or the laws of descent and distribution.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For 1999, we believe that our officers and directors filed all the reports required by Section 16 of the Securities Exchange Act of 1934 on a timely basis.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table shows the beneficial ownership of our common stock as of April 1, 2000 of each nominee for director, the five executive officers shown in the Summary Compensation Table on page 17, and all of our directors and executive officers as a group. The table also lists those stockholders that beneficially hold 5% or more of our common stock as of April 1, 2000.

                                               NUMBER OF                   PERCENT OF
                                                 SHARES       RIGHT TO     OUTSTANDING
NAME                                           OWNED (1)    ACQUIRE (2)      SHARES
----                                           ----------   ------------   -----------
College Retirement Equities Fund (3).........  1,407,900            --         6.0%
Amgen Inc. (4)...............................    640,095       700,000         5.7%
Capital Research and Management Company (5)..  1,100,000            --         4.7%
Craig R. Smith, M.D. (6).....................    340,620       194,784         2.3%
John P. Brennan..............................     59,071       123,717           *
Andrew R. Jordan.............................    115,635       128,750         1.0%
Peter D. Suzdak, Ph.D........................      1,850        93,000           *
Thomas C. Seoh...............................     32,806        71,250           *
George L. Bunting, Jr. (7)...................    661,650        48,750         3.0%
Richard L. Casey.............................      5,400        55,000           *
Elizabeth M. Greetham........................      7,452        48,750           *
Joseph Klein III.............................      7,500        15,000           *
Solomon H. Snyder, M.D. (6)..................    498,217        90,000         2.5%
W. Leigh Thompson, M.D., Ph.D................     18,705        56,250           *
Ronald M. Nordmann...........................     25,000            --           *
All officers and directors as a group........  1,795,048       991,043        11.8%

-------------------------
 *  Represents less than 1% of the shares outstanding.

(1) Includes shares for which the named person:

    - has sole voting and investment power,

    - has shared voting and investment power with a spouse or minor child, and/or

    - holds in a 401(k) Retirement Savings Plan account, unless otherwise stated in these footnotes.

    Excludes shares that may be acquired through stock option or warrant exercises.

(2) Shares that can be acquired upon the exercise of stock options or warrants through May 30, 2000.

(3) The address of this stockholder is 730 Third Avenue, New York, NY 10017. The information concerning this stockholder is based solely on a Schedule 13G, dated February 11, 2000, filed with the SEC.

    The number of shares reported for this stockholder in the above table is as of December 31, 1999. The percent of shares outstanding in the above table, however, is based on the common stock outstanding on March 24, 2000. According to the Schedule 13G, the investment advisor for this stockholder, TIAA-CREF Investment Management, LLC, is affiliated with and employs some of the same investment personnel as Teachers Advisors, Inc., the investment advisor for certain entities that hold Guilford stock as follows:

                                                 NUMBER
                 NAME OF ENTITY                 OF SHARES
    - TIAA Separate Account VA-1                -    200
    - TIAA-CREF Mutual Funds                    - 53,980
    - NYS College Choice Tuition LLC            -  4,836
    - TIAA-CREF Institutional Mutual Funds      -  3,595

    According to the Schedule 13G, because separate investment decisions are made with respect to the holdings of each of the entities listed above and the College Retirement Equities Fund, there is no oral or written agreement or arrangement among them and the College Retirement Equities Fund with respect to acquisition, voting, disposition or otherwise of their securities, and each of these entities and the College Retirement Equities Fund (a) disclaims beneficial ownership of the others' securities holdings and (b) disclaims its membership in a group with the others where the purpose of the group is to acquire control of or influence management of Guilford.

(4) The address of this stockholder is One Amgen Center Drive, Thousand Oaks, CA 92320.

(5) The address of this stockholder is 333 South Hope Street, Los Angeles, CA 90071. The information concerning this stockholder is based solely on a
    Schedule 13G filed with the SEC on February 11, 2000. The number of shares reported in the above table is as of December 31, 1999. The percent of shares outstanding in the above table, however, is based on the common stock outstanding on March 24, 2000. According to the Schedule 13G, this stockholder is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(6) Drs. Smith and Snyder have entered into so-called "covered call" options with a third party that will be able to exercise these options on October 30, 2000. If this third party decides to exercise the options on that day, the transactions will settle in cash. The amount of cash required for settlement of the call options could be an amount equal to the sale of up to 100,000 shares to the third party at a price of $40.58 per share for Dr. Smith, and the sale of up to 93,478 shares to the third party at a price of $36.98 per share for Dr. Snyder.

(7) Includes 650,000 shares held by The Abell Foundation, Inc., for which Mr. Bunting disclaims a beneficial interest. Mr. Bunting serves as a trustee and a member of the finance committee of The Abell Foundation. Does not include 3,500 shares held by a limited liability company for which Mr. Bunting disclaims beneficial interest except as to his 1% pecuniary interest in the limited liability company.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation of our Chief Executive Officer and our four most highly compensated executive officers as of December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                         ANNUAL COMPENSATION               COMPENSATION
                              ------------------------------------------   ------------
                                                            OTHER ANNUAL    SECURITIES     ALL OTHER
                                                            COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)      ($)(1)       OPTIONS(#)       ($)(2)
---------------------------   ----   ---------   --------   ------------   ------------   ------------
Craig R. Smith, M.D.........  1999   $366,667    $200,000     $     --       100,000        $92,984
  Chairman, President and     1998    341,667      75,000           --        50,000         48,498
  Chief Executive Officer     1997    300,000     150,000           --        80,000          2,708
John P. Brennan.............  1999    226,476      57,500           --        40,000         40,036
  Senior Vice President,      1998    205,879      38,000           --        20,000         23,444
  Technical Operations &      1997    191,000      50,000           --        30,000          2,708
  General Manager, Drug
  Delivery
Andrew R. Jordan............  1999    226,444      46,000           --        30,000         29,086
  Senior Vice President,      1998    205,720      50,000           --        30,000         11,733
  Chief Financial Officer     1997    191,000      60,000           --        40,000          2,708
  and Treasurer
Peter D. Suzdak, Ph.D. .....  1999    233,333      60,000           --        50,000         21,732
  Senior Vice President,      1998    194,167      50,000           --        30,000          6,616
  Research & Development      1997    165,000      65,000      351,563        40,000          2,708
Thomas C. Seoh..............  1999    217,792      60,000           --        50,000         18,158
  Senior Vice President,      1998    201,962      31,000           --        25,000          7,510
  General Counsel &           1997    178,000      65,000      281,250        40,000          3,824
  Secretary

-------------------------

(1) The amounts set forth under the heading Other Annual Compensation in the above table consist of the dollar value of non-cash compensation related to the vesting in 1996 and 1997 of restricted shares granted to Mr. Seoh and Mr. Suzdak upon the start of their employment.

(2) Represents the value at December 31, 1999 of shares issued in 1997, 1998 and 1999 to the 401(k) Plan account of each executive listed above as part of Guilford's program of matching employee contributions to 401(k) Plan accounts. The value of these shares is based on a closing price of $17.00 per share on December 31, 1999. The value of the company match in 1999 was as follows: Dr. Smith -- $6,482; Mr. Brennan -- $6,482; Mr.
    Jordan -- $6,559; Dr. Suzdak -- $6,482; and Mr. Seoh -- $6,158. These
    contributions vest in each executive's 401(k) Plan account over a four-year period based on each executive's term of service with Guilford. In addition, the amounts for 1998 and 1999 include the dollar value of insurance premiums paid by Guilford with respect to split-dollar life insurance policies. At such time as these policies terminate, Guilford will be reimbursed for up to the entire amount of the premiums previously paid, depending on the cash surrender value of the policy at the time of policy termination.

OPTION GRANTS

     The following table sets forth certain information concerning the grant of stock options to our executives in 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                -----------------------------------------------------    POTENTIAL REALIZABLE
                                               PERCENTAGE                                  VALUE AT ASSUMED
                                 NUMBER OF      OF TOTAL                                    ANNUAL RATES OF
                                SECURITIES      OPTIONS                                       STOCK PRICE
                                UNDERLYING     GRANTED TO                                  APPRECIATION FOR
                                  OPTIONS     EMPLOYEES IN   EXERCISE OR                    OPTION TERM (3)
                                GRANTED(#)    FISCAL YEAR    BASE PRICE    EXPIRATION   -----------------------
NAME AND POSITION                   (1)           (%)          ($)(2)         DATE        5%($)        10%($)
-----------------               -----------   ------------   -----------   ----------   ----------   ----------
Craig R. Smith, M.D...........    100,000         11.0%        $29.813      2/15/10     $1,874,892   $4,751,345
John P. Brennan...............     40,000          4.4          29.813      2/15/10        749,957    1,900,538
Andrew R. Jordan..............     30,000          3.3          29.813      2/15/10        562,468    1,425,403
Peter D. Suzdak Ph.D..........     50,000          5.5          29.813      2/15/10        937,446    2,375,672
Thomas C. Seoh................     50,000          5.5          29.813      2/15/10        937,446    2,375,672

-------------------------

(1) Consists of options granted to certain executives in February 2000 relating to performance in 1999. These options vest 25% per year on the first four anniversaries of the grant date of the option.

(2) The exercise prices are equal to the fair market value of the common stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by the rules of the Securities and Exchange Commission and may not accurately reflect the appreciation of the price of our common stock from the date of grant until the end of the option term. These assumptions are not intended to forecast future price appreciation of our common stock.

OPTION EXERCISES AND HOLDINGS

     Employees and other individuals exercised options to acquire an aggregate of 61,064 shares in 1999. The following table sets forth information with respect to certain of our executives concerning the exercise of options during 1999 and unexercised options held as of the end of that year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                                               FISCAL YEAR-END (#)(1)       AT FISCAL YEAR END ($)(2)
                            SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
NAME                        ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        ---------------   ------------   -----------   -------------   -----------   -------------
Craig R. Smith, M.D.......          --          $     --       153,784        253,750       $308,700       $245,312
John P. Brennan...........          --                --        99,967        103,750        381,411        105,937
Andrew R. Jordan..........          --                --       100,937        110,313        389,450        145,235
Peter D. Suzdak, Ph.D.....          --                --       104,686        129,064        551,823        140,029
Thomas C. Seoh............          --                --        68,126        118,124        289,845        114,841

-------------------------

(1) Includes options granted in February 2000 relating to performance in 1999.

(2) Total value of unexercised in-the-money options is based on the closing price of the common stock of $17.00 per share on December 31, 1999 minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

     Each of the executives listed in the above tables entered into an employment agreement with Guilford upon starting his employment. These employment agreements contain severance provisions that entitle the executive to continuation of his then-current base salary for up to 12 months if we terminate his employment other than for cause. In the case of Dr. Smith, our chief executive officer, the severance payments continue for up to 36 months. If the executive secures full-time employment during this 12- or 36-month period, we are no longer obligated to continue to make these severance payments. During the severance period, we also continue to provide health, life and disability insurance coverage to the executive.

     In 1998, we entered into additional severance agreements with our executives that apply if we are subject to a "change in control" and the executive's employment is terminated other than for cause or the executive voluntarily resigns for "good reason". Under these agreements, the executive is entitled to a lump-sum payment equal to two times the executive's then-current annual base salary. In the case of Dr. Smith, our chief executive officer, the severance amount is three times his then-current base salary. We have also agreed to pay for certain "golden parachute" excise taxes the executive may be liable for under section 4999 of the Internal Revenue Code of 1986, as amended. In addition, we are obligated to continue to provide health, life and disability insurance coverage to the executive for two years or until the executive secures full-time employment elsewhere, whichever happens first.

     For purposes of these agreements, a "change in control" is deemed to have occurred if:

     - a third party or group of third parties becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of our outstanding voting stock;

     - a third party or group of third parties acquires 30% or more of our voting stock but less than 50%, unless prior to the acquisition of these shares, the full board by at least a two-thirds (2/3rds) vote specifically approves the acquisition and determines that the acquisition shall not trigger the severance payments; or

     - during any two-year period those individuals who at the beginning of this period make up the board ("Original Directors") along with any new directors elected or appointed during this period whose election or appointment resulted from a vacancy on the board because of the retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds (2/3) of the Original Directors then still on the board, cease for any reason to make up a majority of the Board.

     Under these agreements, an executive has "good reason" to resign if:

     - there is any proposed reduction in the executive's base salary;

     - there is any reduction in the executive's responsibilities or areas of supervision; or

     - the executive's office is relocated outside the metropolitan area in which his or her office was located immediately prior to the change in control.

401(k) RETIREMENT SAVINGS PLAN

     We adopted a 401(k) Plan effective January 1, 1994. We intend that this plan satisfy the tax qualification requirements of sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended. All employees, including the executives listed in the above tables, who are at least 21 years old are eligible to participate in the plan as of the first day of the calendar quarter following completion of three months of service. The 401(k) Plan permits participants to contribute up to a fixed dollar amount of their compensation, excluding fringe benefits, subject to certain limits set by section 402g(1) of the Internal Revenue Code, as amended. This limit was $10,500 in 1999. All amounts a participant defers under the 401(k) Plan vest immediately in the participant's account. Any contributions we make to participant accounts vest over a four-year period based on the participant's term of service with our Company. Starting January 1, 1997, we began making "matching contributions" in newly issued shares of our stock equal in value to fifty percent (50%) of the first six percent (6%) of an employee's salary contributed to the employee's 401(k) Plan account.

EMPLOYEE SHARE OPTION AND RESTRICTED SHARE PLANS

     We have adopted share option and restricted share plans for the benefit of our employees and certain other individuals who provide value to our Company. All of our full-time employees, including the executives listed in the above tables, and certain other individuals, such as consultants, whose participation the board of directors determines is in our best interests as a corporation, are eligible to receive options or restricted shares of our stock under our employee share option and restricted share plans. All unvested options and restricted shares held by our employees vest in full upon a "change in control" as described in the Section entitled "Employment Agreements"beginning on page 19.

KEY PERSON LIFE INSURANCE

     Our Company owns and is the beneficiary of term life insurance policies in the amount of $1,000,000 covering Drs. Smith and Snyder and Messrs. Jordan and Brennan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Currently, Mr. Bunting, Ms. Greetham and Dr. Thompson serve on the compensation committee of our board of directors. These individuals served on the compensation committee during all of 1999 as well. None of these individuals is currently, or was during 1999, one of our officers or employees. In addition, none of theses individuals serves as a member of the board of directors or on the compensation committee of any company that has an executive officer serving on our board of directors or its compensation committee.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN TRANSACTIONS WITH DR. SNYDER

     In September 1995, we entered into a three-year consulting agreement with Dr. Snyder. Under this agreement, Dr. Snyder provides certain consulting services to us. These services include, among others, assisting us to recruit scientific staff, advising us as to the purchase of laboratory equipment and acquisition of new technologies, and participating in business meetings as our president may reasonably request from time to time. We renewed the consulting agreement with Dr. Snyder quarterly until July 1999. In July 1999, we renewed the consulting agreement with Dr. Snyder until August 31, 2003. The renewal contained minor modifications to the consulting agreement with Dr. Snyder. For each of the one-year periods ending on December 31, 1997, 1998 and 1999, we paid Dr. Snyder $160,000, $170,000 and $172,500, respectively. We paid these amounts in equal monthly installments. We also granted Dr. Snyder stock options in September 1995, vesting over three years to purchase 90,000 shares of our stock at an exercise price of $5.92 per share. As of December 31, 1999, these options were fully vested.

CERTAIN TRANSACTIONS WITH SCIOS INC.

     Dr. Snyder was a director of Scios during 1999. >Mr. Casey was president, chief executive officer, and chairman of the board of directors of Scios until his retirement in September 1998. We paid approximately $334,000, $833,000 and $341,000 for services, equipment purchases and lease payments to Scios in 1999, 1998 and 1997, respectively. The terms of these agreements resulted from arms-length negotiations on terms that are no less favorable to Guilford than those that would have been available from unrelated third parties.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee of the board is currently comprised of Mr. Bunting, Ms. Greetham and Dr. Thompson, all of whom are outside directors. We, on the Committee, are responsible for overseeing Guilford's compensation programs for all employees, including executives. For executive officers, we evaluate performance and determine compensation policies and review specific levels of compensation.

COMPENSATION PHILOSOPHY

     The goals of our compensation program are to:

     - align employee compensation with Guilford's business objectives and performance, and

     - enable Guilford to attract and retain executive officers and other employees who contribute to Guilford's long-term success and to motivate them to enhance long-term stockholder value.

     To achieve these goals, we on the committee:

     - compare Guilford's salary practices with those of other biopharmaceutical companies with which Guilford competes for talent to ensure that employee salaries are competitive and adjust employee salaries from time to time as market conditions warrant;

     - establish annual incentive opportunities to motivate Guilford employees to achieve specific short-term operating goals; and

     - grant significant equity-based incentives for executives and other employees to ensure that they are motivated over the long-term to respond to Guilford's business challenges and opportunities, as owners and not simply as employees.

     In general, we seek to set the components of compensation and total compensation (that is, base salary, annual incentives and long-term equity-based incentives) to be competitive with other biopharmaceutical companies that:

     - we deem comparable to Guilford in terms of size, stage of development, potential, target peer group and/or other factors, or

     - compete in the job market for individuals with skills desired by Guilford.

     BASE SALARY. We, on the committee, compare the base salary of each executive officer annually, including those of the executives listed in the "Summary Compensation Table" on page 17, against the base salaries paid for similar positions by companies within a comparison group. We consider a range of salary levels for comparable positions. Within this range, we consider individual factors as we feel appropriate, including:

     - individual performance,

     - level of responsibility,

     - prior experience,

     - breadth of knowledge,

     - competitive pay practices,

     - the extent to which Guilford has achieved its annual corporate objectives, and

     - Guilford's other significant accomplishments during the period under review.

     From year to year, the relative weighting of the individual components and the corporate performance component may differ from executive to executive, and can be expected to change over time as Guilford develops as a business and the industry evolves.

     Based on our review of the foregoing factors, we authorized Guilford management to allocate $104,452 for base salary increases for all of Guilford's executives other than its chief executive officer, whose compensation we discuss below. This amount represents a 5.6% increase over 1999 base salary levels. We also authorized Guilford management to allocate $857,099 for base salary increases for all Guilford employees as a group, again excluding its chief executive officer. This amount represents a 6.2% increase over 1999 base salary levels.

     ANNUAL INCENTIVE. In addition to base salary, Guilford offers discretionary cash bonuses to employees, including executives, as annual incentives to achieve short-term operating objectives. The actual incentive award earned by any employee depends on the extent to which corporate and individual performance objectives were achieved during the year. Guilford's objectives consist of operating, strategic, and financial goals that are critical to Guilford's fundamental long-term goal of building stockholder value.

     After the end of the year, we evaluate the degree to which Guilford has met its goals and, in our sole discretion, we establish a pool of funds available for annual incentive awards. Individual awards are determined based on Guilford's overall performance and by evaluating each participant's performance against personal and corporate objectives. A portion of the award pool is then allocated based on the participant's contributions during the year. Guilford pays awards in cash and distributes these bonuses in the first quarter following the performance year.

     For 1999, we determined that Guilford met many of the corporate goals set for the year. We also determined that Guilford achieved certain other important objectives in 1999. Among these were:

     - receipt of $4.5 million in milestone payments from Aventis S.A. for health authority approval of sales of GLIADEL(R) Wafer in certain major European countries,

     - filing of an Investigational New Drug Application for
       PACLIMER(TM)Microspheres,

     - coordination with Amgen resulting in the filing of an Investigational New Drug Application for the first neuroimmunophilin ligand, NIL-A,

     - completion of enrollment in the GLIADEL(R)Wafer Phase III clinical trial,

     - construction and lease of an approximately 73,000 square foot research and development facility,

     - implementation of a development process for going from lead compound identification to proof-of-principle in humans in less than 1,000 days, and

     - completion of a $45,360,000 private placement of Guilford common stock.

     Based on this performance, we authorized Guilford management to allocate $400,200 for annual incentive bonuses for all of Guilford's executives other than its chief executive officer. This amount equals 21.5% of the total base salaries of these executives in 1999. We also authorized Guilford management to allocate $1,322,619 for annual incentive bonuses for all Guilford employees as a group, again excluding its chief executive officer. This amount equals 9.7% of the total base salaries of these employees in 1999.

     LONG-TERM INCENTIVES. Guilford implements its long-term incentive program through its stock option and restricted share plans. The program uses vesting periods (generally four years) to encourage executives and other full-time, salaried employees to continue in the employ of Guilford. Through option grants and restricted share awards, executives receive significant equity incentives to build long-term stockholder value. Grants are made at fair market value equal to the closing price of Guilford's common stock on the trading date immediately preceding the grant date. Recipients realize value from these grants only if Guilford's stock appreciates over the term of the option. We look at the following factors to determine how many options to grant:

     - the option grant practices of the companies in a comparison group,

     - Guilford's philosophy of significantly linking executive and employee compensation with stockholder interests,

     - Guilford's performance relative to its objectives, and

     - Guilford's other accomplishments during the year.

     Based on these factors, in respect of performance in 1999, we on the committee decided to grant options for a total for 725,477 shares of Guilford stock for all eligible employees, excluding the chief executive officer. Of this amount, we granted options to purchase 270,000 shares of stock to Guilford's executives, again excluding the chief executive officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In July 1993, Dr. Smith was recruited as Guilford's first employee and given the mandate to organize its operations, secure additional financing and recruit its initial staff. Based on Dr. Smith's leadership of the company, we have voted to increase Dr. Smith's base annual salary each year since inception. In light of his performance in 1999, we increased his base annual salary, awarded him a cash bonus and granted him stock options as follows:

     - Base Salary Increase: $30,000 (to an annual base salary of $400,000, effective March 1, 2000),

     - Cash Bonus: $200,000,

     - Stock Option Grant: 100,000 shares at an exercise price of $29.8125 (the closing price of the stock on the trading day preceding the grant), vesting 25% annually.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits tax deductions Guilford can take for annual executive compensation over $1 million. There are several exceptions to this limitation, including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. We believe that under Guilford's current compensation practices, the limitations of Section 162(m) have no or minimal applicability currently and will not in the near future. We intend to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) as long as doing so is compatible with our determination as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of Guilford.

CONCLUSION

     In summary, we believe that through the arrangements we describe above a significant portion of Guilford's compensation program as well as Dr. Smith's compensation is contingent on Guilford's performance and that the level of benefits is closely linked to increases in long-term stockholder value. Guilford remains committed to this philosophy of "pay for performance," recognizing that the competitive market for talented executives and other employees and the volatility of Guilford's business may result in highly variable compensation for a particular time period. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in Guilford's business environment.

DISCLAIMER

     This report is being provided to Guilford stockholders solely for informational purposes. You should not consider this report and the stock price performance graph that follows to be "soliciting materials" or to be "filed" with the SEC. It also is not subject to the SEC's proxy rules or to the liabilities of Section 18 of the U.S. Security Exchange Act of 1934. In addition, the report and the performance graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by Guilford under the federal securities laws.

                                          COMPENSATION COMMITTEE

                                          George L. Bunting, Jr., Chairman
                                          Elizabeth M. Greetham
                                          W. Leigh Thompson, M.D., Ph.D.

                            STOCK PERFORMANCE CHART

     The following graph assumes $100 was invested on June 17, 1994 (the date on which our stock began to trade publicly) in each of (1) shares of our common stock, (2) the NASDAQ Stock Market Composite Index, and (3) the BioCentury 100 Index and shows the comparative returns on these hypothetical investments through December 31, 1999. We compute total return assuming reinvestment of any dividends. You should not rely on historical price performance to indicate future stock performance.

                         GUILFORD PHARMACEUTICALS INC.
                            STOCK PERFORMANCE CHART

                                                GUILFORD PHARMACEUTICALS                                   NASDAQ STOCK MARKET
                                                          INC.                BIOCENTURY 100 INDEX           COMPOSITE INDEX
                                                ------------------------      --------------------         -------------------
6/17/94                                                  100.00                      100.00                      100.00
12/31/94                                                  65.63                       90.46                      103.10
12/31/95                                                 198.44                      163.06                      144.26
12/31/96                                                 435.96                      180.03                      177.01
12/31/97                                                 377.37                      174.12                      215.31
12/31/98                                                 267.20                      194.74                      300.64
12/31/99                                                 318.77                      363.52                      557.94

--------------------------------------------------------------------------------

                         GUILFORD PHARMACEUTICALS INC.
                                REVOCABLE PROXY
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2000
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned stockholder of GUILFORD PHARMACEUTICALS INC. (the "Corporation") hereby appoints Craig R. Smith, M.D., Andrew R. Jordan and Thomas
C. Seoh, or any of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them, to act in the absence of the other and to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, May 16, 2000 at 10:00 a.m. (Eastern time) at the Corporation's facilities located at 6411 Beckley Street, Baltimore, Maryland, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters:

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.

       The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2000 and the 1999 Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                         GUILFORD PHARMACEUTICALS INC.

                                  MAY 16, 2000



                                        \/ Please Detach and Mail in the Envelope Provided \/
------------------------------------------------------------------------------------------------------------------------------------


       PLEASE MARK YOUR
A [X]  VOTES AS IN THIS
       EXAMPLE.

                          FOR all        WITHHOLD AUTHORITY
                          nominees        to vote for the
                      listed at right   following nominee(s)

    1. Election of          [ ]                [ ]          NOMINEES:                         2. Ratification of KPMG LLP as
       directors to                                            Craig R. Smith, M.D.              independent auditors for the year
       the Board of                                            Richard L. Casey                  2000.
       Directors.                                              Solomon H. Snyder, M.D.
                                                               W. Leigh Thompson, M.D., Ph.D.      FOR     AGAINST    ABSTAIN
    For, except vote withheld from the following nominee(s):   Elizabeth M. Greetham
                                                               George L. Bunting, Jr.              [ ]       [ ]        [ ]
                                                               Joseph Klein, III
                                                               Ronald M. Nordmann             3. In their discretion, on any other
    --------------------------------------------------------                                     matters that may properly come
                                                                                                 before the meeting, or any
                                                                                                 adjournment thereof, in accordance
                                                                                                 with the recommendations of a
                                                                                                 majority of the Board of Directors.

                                                                                                 If you receive more than one proxy
                                                                                              card, please sign and return all cards
                                                                                              in the accompanying envelope.

                                                                                              PLEASE MARK, DATE AND SIGN THIS PROXY
                                                                                              AND RETURN IT PROMPTLY TO ENSURE A
                                                                                              QUORUM AT THE MEETING. IT IS IMPORTANT
                                                                                              WHETHER YOU OWN FEW OR MANY SHARES.
                                                                                              DELAY IN RETURNING YOUR PROXY MAY
                                                                                              SUBJECT THE CORPORATION TO ADDITIONAL
                                                                                              EXPENSE.


                                                                                                       IF YOU PLAN TO ATTEND THE
                                                                                                       2000 ANNUAL MEETING,      [ ]
                                                                                                       PLEASE MARK THIS BOX





    _____________________________________________________ DATED: __________ ______________________________________ DATED: __________
    SIGNATURE OF STOCKHOLDER OR AUTHORIZED REPRESENTATIVE                         SIGNATURE IF HELD JOINTLY

    NOTE: Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full name. In the case of stock ownership in the name of two or more persons both persons should sign.

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